Exhibit 10.19.8
OLD DOMINION FREIGHT LINE, INC.
PHANTOM STOCK AWARD AGREEMENT
THIS PHANTOM STOCK AWARD AGREEMENT (the “Agreement”) is made effective as of the ____ day of ________________, 2012 (the “Grant Date”), between Old Dominion Freight Line, Inc., a Virginia corporation (the “Company”), and __________________________ (the “Executive”). This Agreement shall be administered by the Compensation Committee (the “Administrator”) of the Board of Directors (the “Board”) of the Company or a designee of the Compensation Committee.
R E C I T A L S:
In consideration of the services of the Executive and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending to be legally bound, hereby agree as follows:
ARTICLE 1.    AWARD. The Company hereby grants to the Executive pursuant to the Agreement, as a matter of separate inducement and agreement in connection with his employment with the Company, and not in lieu of any salary or other compensation for his services (the “Award”), a total of ________ shares of Phantom Stock (the “Phantom Stock”), subject to the terms, restrictions, and other conditions of this Agreement. The shares of Phantom Stock awarded to the Executive shall be credited to a Phantom Stock account to be maintained on behalf of the Executive. The account shall be debited by the number of shares of Phantom Stock with respect to which any payments are made pursuant to ARTICLE 3.

ARTICLE 2.    VESTING. Subject to the provisions of this ARTICLE 2, the Award shall vest on the first to occur of the following: (i) (date of retirement), provided that the Executive is employed by the Company on such date; (ii) the date of a Change of Control; (iii) the date of the Executive's death while employed by the Company; or (iv) the date of the Executive's Total Disability.

If the Award is not vested upon the date of the Executive's termination of employment with the Company, the Award shall be forfeited, and no payment shall be made thereon on the Settlement Date or any time thereafter. Notwithstanding the foregoing, if the Executive's employment is terminated any time For Cause, the Executive shall forfeit the Award (even if previously vested) as of the date of such termination of employment and no payments shall be made thereon on the Settlement Date or any time thereafter. If the Executive engages in a Competitive Activity, he shall forfeit the right to receive payments with respect to the Award as provided in Section 3.3.

ARTICLE 3.    SETTLEMENT OF PHANTOM STOCK.

3.1.    Settlement of Award. If the Award is vested on the Settlement Date and is not otherwise forfeited pursuant to ARTICLE 2, the Award shall become payable as of the Settlement Date. The Settlement Date shall be earlier of (i) the date of the Executive's termination of employment for any reason other than death, Total Disability or For Cause; (ii) the date of the Executive's death while employed by the Company; or (iii) the date of the Executive's termination of employment as a result of his Total Disability. On the Settlement Date, the Executive shall be entitled to receive an amount for each share of Phantom Stock awarded to such Executive with respect to the vested Award equal to the Fair Market Value of a share of the common stock of the Company (the “Common Stock”) on the Settlement Date, less any required withholding. Subject to Sections 3.2 and 3.3 of this Agreement, such amount shall be paid in cash to the Executive in twenty-four substantially equal monthly installments commencing as of the first day of the calendar month next following the Settlement Date. In the event an amount becomes payable pursuant to this ARTICLE 3 on account of the Executive's termination of employment due to death, or the Executive becomes entitled to receive an amount pursuant to this ARTICLE 3 and he dies prior to receiving any or all of the amounts to which he is due, then the amounts payable pursuant to this ARTICLE 3 shall be made to the beneficiary or beneficiaries (which may include individuals, trusts or other legal entities) designated by the Executive on the form provided by and filed with the Company prior to his death (the “Beneficiary Designation Form”). If the Executive fails to designate a beneficiary or fails to file the Beneficiary Designation Form with the Plan Administrator (as defined in ARTICLE 10) prior to his death, such amounts shall be made to his estate. If a named beneficiary entitled to receive payments pursuant to the Beneficiary Designation Form dies at a time when additional payments still remain to be paid, then and in any such event, such remaining payments shall be paid to the other primary beneficiary or beneficiaries named by the Executive who shall then be living or in existence, if any, otherwise to the contingent beneficiary or beneficiaries named by the Executive who shall then be living or in existence, if any; otherwise to the estate of the Executive.

3.2.    Small Payments. Notwithstanding the provisions of Section 3.1, in the event the amount to be paid to or on behalf of an Executive pursuant to Section 3.1 in settlement of the Award shall be less than $12,000, such amount shall be paid to the Executive or his beneficiary, as the case may be, in a single lump sum payment within thirty (30) days following the Settlement Date.

3.3.    Engagement in Competitive Activity. In the event the Administrator determines, in its sole and absolute discretion, that the Executive has engaged in a Competitive Activity at any time on or after the Settlement Date and during the period over which payments are being made to him in settlement of the Award pursuant this ARTICLE 3, all such payments shall immediately cease and the Executive shall not be entitled to receive any further payments under the Agreement.

3.4.    Delay in Payment. Notwithstanding anything to the contrary in the Agreement or in an Executive or Company payment election, the Company may not make payment based on “separation from service” (as defined under Code Section 409A) to an Executive who, on the date of separation from service is a specified employee (as defined under Code Section 409A), earlier than six (6) months following separation from service (or if earlier, upon the specified employee's death), except as permitted under this provision. This limitation applies regardless of the Executive's status as a specified employee or otherwise on any other date including the next specified employee effective date had the Executive continued to render services through such date. Furthermore, the first six (6) months of any such payments of deferred compensation that are required to be paid in installments shall be paid at the beginning of the seventh (7th) month following the Executive's separation from service. All remaining installment payments shall be made as would ordinarily have been made under the provisions of the Agreement. This section does not apply to payments made on account of a domestic relations order, payments made because of a conflict of interest, or payment of employment taxes, all as described in Treas. Reg. §1.409A-3(i)(2)(i).

ARTICLE 4.    NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement shall confer upon the Executive any right to continue in the employment of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the Executive's employment at any time for any reason whatsoever, with or without cause. The Executive shall not have any claim or right to be granted the Award.

ARTICLE 5.    NONTRANSFERABILITY OF AWARD. The Award shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession. Any attempt to anticipate, sell, assign, pledge, encumber, or transfer the Award or any other benefit or right under the Agreement shall render such Award, benefit or right null and void.

ARTICLE 6.    REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. The Executive represents and warrants to the Company that:

6.1.    Agrees to Terms of the Agreement. The Executive has received a copy of the Agreement, has read and understands the terms of the Agreement, and agrees to be bound by its terms and conditions.

6.2.    Access to Information. The Executive has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that the Executive reasonably considers important in connection with the Award, and the Executive has had ample opportunity to ask questions of the Company's representatives concerning such matters.

6.3.    Understanding of Risks. The Executive is fully aware of: (i) the highly speculative nature of the future Fair Market Value of the shares of Common Stock; (ii) the financial hazards involved in a benefit tied to the future Fair Market Value of the Common Stock; (iii) the qualifications and backgrounds of the management of the Company; and (iv) the tax consequences of entering into the Agreement.

6.4.    Tax Consequences. The Company has made no warranties or representations to the Executive with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Executive is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Executive acknowledges that he has been advised that he should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Executive also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Executive.

ARTICLE 7.    MISCELLANEOUS.

7.1.    This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

7.2.    Subject to the terms of the Agreement, the Agreement may only be amended, modified, or waived by a written agreement executed by both of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Agreement (without Executive consent) to the extent necessary to comply with applicable laws or changes to applicable laws, rules or regulations (including but in no way limited to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and related regulations or other guidance and federal securities laws).

7.3.    The validity, performance, construction, and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the principles of conflicts of laws thereof, except as superseded by applicable federal law. Any action, special proceeding or other proceeding with respect to this Agreement shall be brought exclusively in the federal or state courts of the State of North Carolina, and by execution and delivery of this Agreement, the Executive and the Company irrevocably consent to the exclusive jurisdiction of those courts and the Executive hereby submits to personal jurisdiction in the State of North Carolina. The Executive and the Company irrevocably waive any objection, including any objection based on lack of jurisdiction, improper venue or forum non conveniens, which either may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect to this Agreement or any transaction related hereto.

7.4.    The Agreement constitutes the entire agreement between the parties hereto with respect to the Award granted herein.

7.5.    The Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Executive and Executive's executors, administrators, personal representatives and beneficiaries.

7.6.    The Executive shall not have any rights of a shareholder solely due to the grant or settlement of the Award.

7.7.    The authority to construe and interpret this Agreement shall be vested in the Administrator, and any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

7.8.    Notwithstanding any other provision of the Agreement to the contrary, the Company may reduce the amount of any payment otherwise payable to or on behalf of an Executive in settlement of the Award by the amount of any obligation of the Executive to or on behalf of the Company that is or becomes due and payable, including without limitation, any obligation arising under the Sarbanes-Oxley Act of 2002, and the Executive shall be deemed to have consented to such reduction.

7.9.    Whenever possible, each provision in the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended, and to have contained from the outset such language as shall be necessary, to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Agreement shall remain in full force and effect.

7.10.    The obligations of the Company to make payments hereunder shall constitute a liability of the Company to the Executive. Such payments shall be from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and neither the Executive nor any other person shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in the Agreement shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

7.11.    The Company shall have the right to deduct from payment of the Award any taxes required by law to be withheld from the Executive with respect to such payment.

7.12.    The Award shall be subject to the condition that the Award may not be settled if the Administrator determines that the settlement of the Award may violate any applicable law, rule or regulation.

7.13.    No rule of strict construction shall be applied against the Company, the Administrator, or any other person in the interpretation of any of the terms of the Agreement, the Award, or any rule or procedure established by the Administrator.

7.14.    In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Administrator shall make such adjustment to the number of shares of Phantom Stock subject to the Award as may be necessary to prevent dilution or enlargement of the Award. Such adjustments shall be conclusive and binding upon all parties concerned.

7.15.    The Agreement shall be binding on the Company and its successors or assignees and on the Executive and his executors, administrators, personal representatives and beneficiaries.

ARTICLE 8.    Certain Definitions. In addition to other terms defined herein, whenever used in the Agreement, the following terms shall have the meanings set forth below (unless otherwise indicated by the content):

8.1.    “Change of Control” means and will be deemed to have occurred on the earliest of the following dates:

(a)    the date any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of the Company, is or becomes (or publicly discloses that such person or group is or has become), directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that the event described in this subparagraph (a) shall not be deemed to be a Change of Control by virtue of the beneficial ownership, or the acquisition of beneficial ownership, of voting securities by (i) any employee benefit plan sponsored or maintained by the Company or by a person controlled by the Company; (ii) any underwriter (as such term is defined in Section 2(a)(11) of the Securities Act of 1933) that beneficially owns voting securities temporarily in connection with an offering of such securities; or (iii) any member of the family of Earl E. Congdon or John R. Congdon unless David S. Congdon, acting in good faith, provides written notice to the Company that David S. Congdon believes, and within twenty (20) business days after the Company's receipt of David S. Congdon's notice a majority of the independent members of the Board determines, that the beneficial ownership of voting securities by such family member creates a substantial threat to corporate policy and effectiveness. For the purpose of clause (iii) above, “family” means any lineal descendent, including adoptive relationships, of Earl E. Congdon or John R. Congdon, any spouse of the foregoing and any trust established by or for the benefit of any of the foregoing, and “independent” shall have the meaning set forth in the corporate governance rules of the principal exchange on which the Company's common stock is listed; or

(b)    the date when, as a result of a tender offer or exchange offer for the purchase of securities of the Company (other than such an offer by the Company for its own securities), or as a result of a proxy contest, merger, share exchange, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two (2) year period during the term of the Agreement constitute the Board, plus new directors whose election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of such two-year period (“Continuing Directors”), cease for any reason during such two-year period to constitute at least two-thirds (2/3) of the members the Board; or

(c)    the effective date of a merger, share exchange or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(d)    the effective date of the sale or disposition by the Company of all or substantially all of the Company's assets.

8.2.    “Competitive Activity” means (i) the Executive's participation in, engagement by, possession of a financial or other interest in or filling a position directly or indirectly with (whether individually or as an employee, agent, partner, shareholder, consultant, or otherwise), any enterprise or business if such enterprise or business competes with the business of the Company in any state in which the Company conducts its business; (ii) the solicitation by the Executive of any other person to engage in any of the foregoing activities; (iii) the solicitation of any employee of the Company to leave the employ of the Company, or to do business with any enterprise or business which competes with the business of the Company; or (iv) the solicitation of any customer, vendor or supplier of the Company. The ownership of an interest constituting not more than (2) two percent of the outstanding debt or equity in a company whose securities are traded on a recognized stock exchange or traded on the over-the-counter market shall not be deemed financial participation in a competitor even though that company may be a competitor of the Company.

8.3.    “Fair Market Value” of a share of Common Stock as of a given date shall be established in good faith by the Administrator. The Administrator may use in its discretion (i) the weighted average of the closing prices of a share of Common Stock (on the principal exchange on which shares of Common Stock are then trading) on the first, second and third trading days immediately preceding such date, or (ii) the closing price of a share of Common Stock on such exchange on the trading day immediately preceding such date, or (iii) any other method as the Administrator may determine in good faith.

8.4.    “Total Disability” means a condition for which the Executive is determined to be disabled under the Company's long-term disability plan as in effect as of the effective date of the Agreement or as the same may be amended from time to time.

8.5.    “For Cause” means one or more of the following, in each case as determined by the Administrator in its sole discretion: (i) the Executive's conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, theft, fraud or embezzlement from the Company; (ii) the Executive's conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, a felony which constitutes a crime involving moral turpitude and results in material harm to the Company; (iii) willful and continued failure by the Executive to substantially perform his duties on behalf of the Company (other than any such failure resulting from the Executive's Total Disability) for a period of at least thirty (30) consecutive days after a written demand for substantial performance has been delivered to the Executive by the Responsible Person (as defined below) which specifically identifies the manner in which the Responsible Person believes that the Executive has not substantially performed the Executive's duties; (iv) willful misconduct or gross negligence by the Executive which is injurious to the Company; or (v) any diversion by the Executive for his personal gain of any clearly viable and significant business opportunity from the Company (other than with the prior written consent of the Board). For purposes of this Section 8.5, an act, or failure to act, on the Executive's part shall not be deemed “willful” if done, or omitted to be done, by the Executive in good faith and with reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company, and “Responsible Person” shall mean the Chief Executive Officer of the Company or such other executive officer of the Company who is the direct or indirect supervisor of the Executive.

ARTICLE 9.    COMPLIANCE WITH CODE SECTION 409A. To the extent applicable, the Company intends that the Agreement comply with Section 409A of the Code, and all rules, regulations and other similar guidance issued thereunder (“Code Section 409A”). This Agreement shall at all times be interpreted and construed in a manner to comply with Code Section 409A (including compliance with any applicable exemptions from Code Section 409A) and, should any provision be found not in compliance with Code Section 409A, the Company shall execute any and all amendments to this Agreement deemed necessary and required by the Company's legal counsel to achieve compliance with Code Section 409A or any applicable exemption. In no event shall any payment required to be made pursuant to the Agreement that is considered deferred compensation within the meaning of Code Section 409A be made to the Executive unless he has incurred a separation from service (as defined in Code Section 409A). In the event amendments are required to make this Agreement compliant with Code Section 409A, the Company shall use its best efforts to provide the Executive with substantially the same benefits and payments he would have been entitled to pursuant to this Agreement had Code Section 409A not applied, but in a manner that is compliant with Code Section 409A or any of its exemptions. The manner in which the immediately preceding sentence shall be implemented shall be the subject of good faith determination of the Company. In no event shall any payment required to be made pursuant to the Agreement that is considered deferred compensation within the meaning of Code Section 409A (and is not otherwise exempt from the provisions thereof) be accelerated in violation of Code Section 409A. Any payment to a specified employee that is considered deferred compensation within the meaning of Code Section 409A (and is not otherwise exempt from the provisions thereof) and is made as a result of a separation from service cannot commence under Code section 409A until the lapse of six (6) months after a separation from service (or death of the Executive, if earlier).

ARTICLE 10.    ERISA REQUIREMENTS.

10.1.    Named Fiduciaries. For purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Administrator will be the Named Fiduciary and Plan Administrator with respect to the Agreement. The Agreement shall be administered and the records of the Agreement shall be maintained on the basis of the plan year. The plan year shall be the twelve month period ending on December 31 of each year.
10.2.    Claims and Review Procedures. The following claims procedure shall apply for purposes of the Agreement. The Executive and his assigns (if any) and the Company and its assigns (individually or collectively, “Claimant”) must follow the procedures set forth herein.

10.2.1.    Filing a Claim; Notification to Claimant of Decision: The Claimant shall make a claim in writing in accordance with procedures and guidelines established from time to time by the Plan Administrator, which claim shall be delivered to the Plan Administrator. Any claims relating to the settlement of the Award must be made by the Claimant within the one-year period following his termination of employment. The Plan Administrator shall review and make the decision with respect to any claim. If a claim is denied in whole or in part, written notice thereof shall be furnished to the Claimant within thirty (30) days after the claim has been filed. Such notice shall set forth:
(i)    the specific reason or reasons for the denial;

(ii)    a specific reference to the provisions of the Agreement on which denial is based;

(iii)    a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary; and

(iv)    an explanation of the procedure for review of the denied claim.

10.2.2.    Procedure for Review: Any Claimant whose claim has been denied in full or in part may individually, or through the Claimant's duly authorized representative, request a review of the claim denial by delivering a written application for review to the Board at any time within sixty (60) days after receipt by the Claimant of written notice of the denial of the claim. Such request shall set forth in reasonable detail:
(i)    the grounds upon which the request for review is based and any facts in support thereof; and

(ii)    any issues or comments which the Claimant considers pertinent to the claim.

Following such request for review, the Board shall fully and fairly review the decision denying the claim. Prior to the decision of the Board, the Claimant shall be given an opportunity to review pertinent documents.
10.2.3.    Decision on Review: A decision on the review of a claim denied in whole or in part shall be made in the following manner:
(i)    The decision on review shall be made by the Board, which shall consider the application and any written materials submitted by the Claimant in connection therewith. The Board, in its sole discretion, may require the Claimant to submit such additional documents or evidence as the Board may deem necessary or advisable in making such review.

(ii)    The Board shall render a decision upon a review of a denied claim within sixty (60) days after receipt of a request for review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. Written notice of any such extension will be furnished to the Claimant prior to the commencement of the extension.

(iii)    The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and the specific references to the provisions of the Agreement on which the decision is based. The decision of the Board on review shall be final and conclusive upon all persons. If the decision on review is not furnished to the Claimant within the time limits prescribed in subparagraph (ii) above, the claim will be deemed denied on review.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

OLD DOMINION FREIGHT LINE, INC.

By:

Name:
Title:

EXECUTIVE

Name:
Address:

Social Security Number:

BENEFICIARY DESIGNATION
OLD DOMINION FREIGHT LINE, INC.
Subject to and in accordance with the provisions of that certain Old Dominion Freight Line, Inc. Phantom Stock Award Agreement (the “Agreement”) dated as of _______ __, 2012, by and between Old Dominion Freight Line, Inc. (the “Company”), and ______________ (the “Executive”), the Executive hereby designates the following beneficiary(ies) entitled, upon the death of the Executive, to any amounts payable under the Agreement following his death (the “death benefit”):

(A)	Primary Beneficiary(ies): In equal shares to those of the following beneficiary(ies) who are living or in existence at the Executive's death:

Name	Relationship	Address

(B)
Contingent Beneficiary(ies): If there is no primary beneficiary living or in existence at the Executive's death, then in equal shares to those of the following beneficiary(ies) who are living or in existence at the Executive's death:

Name	Relationship	Address

****************************************************
This Beneficiary Designation Form supersedes and revokes all beneficiary designations, if any, previously made by the Executive with respect to the Agreement but is not intended to, and does not, supersede or revoke any of the provisions of ARTICLE 3 of the Agreement.
This Beneficiary Designation Form may be changed by executing and delivering a new designation to the Administrator.

This Beneficiary Designation Form is signed in duplicate, and one executed copy shall be retained by the Administrator and one shall be retained by the Executive.

DATED:	EXECUTIVE

DATED:	ADMINISTRATOR

By: